UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2011; September 1, 2011

High Plains Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Lincoln St., Gillette, Wyoming  82717

 (Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (307) 686-5030

                                              .

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Certain Officers or Directors; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On September 7, 2011, the Board of Directors of High Plains Gas, Inc. (the “Company”) accepted the resignation of Brent M. Cook as Chief Executive Officer effective August 31, 2011.   Mr. Cook will continue as an advisor to the Company.  The Board appointed Brandon W. Hargett as Chief Executive Officer.

Mr. Hargett (40) has held the position of Vice President of Business Development with High Plains since the acquisition of the Marathon Oil’s North and South Fairway Assets in a transaction with CEP M Purchase in September 2010.  Before joining High Plains, he held the position of Chief Operations Officer at Current Energy where he was instrumental in the original acquisition of the Marathon assets.  Prior to joining Current Energy, Mr. Hargett served as President of Mirus Capital Investment Advisors, which focused on retail investment management.  Mr. Hargett graduated with a Bachelors of Science in Health and an M.B.A. from the University of Utah.

Mr. Cook has been provided with a copy of the disclosures contained in this Report on Form 8-K, has been given an opportunity to review and agree to such disclosures, and has advised the Company that he agrees with such disclosures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Date: September 8, 2011

By:

\s\

Brandon W. Hargett

Name:

Brandon W. Hargett

Title:

Chief Executive Officer

Principal Executive Officer

Date: March 15, 2011

By:

\s\

Joe Hettinger

Name:

Joe Hettinger

Title:

CFO and Director

Principal Financial Officer